EXHIBIT 99.1

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ACCESS/SOMANTA NEWS

Contact: Company                                                                                                                                                                                                     Contact: Investor Relations
Stephen B. Thompson                                                                                                                                                             Donald C. Weinberger/Alisa Steinberg (media)
Vice President, Chief Financial Officer                                                                                                                                          Wolfe Axelrod Weinberger Assoc. LLC
Access Pharmaceuticals, Inc.                                                                                                                                                                                                          (212) 370-4500
(214) 905-5100
 Andrew Hellman, CEOcast, Inc. for Access Pharmaceuticals
 (212) 732-4300

ACCESS AND SOMANTA ANNOUNCE DATA TO BE PRESENTED
ON ANGIOLIX AT ASCO ONCOLOGY CONFERENCE

Pre-clinical Data Suggests Angiolix Can Inhibit Breast Cancer Growth By 75%

DALLAS, TX & IRVINE, CA, June 4, 2007, ACCESS PHARMACEUTICALS, INC. (OTC BB: ACCP) and SOMANTA PHARMACEUTICALS, INC. (OTC BB: SMPM) announced today that a scientific abstract outlining  new preclinical efficacy data for Somanta’s Angiolix has been selected for publication in the Proceedings of the 43rd American Society of Clinical Oncology (ASCO) Annual Meeting to be held in Chicago, IL, June 1-5, 2007. The data, in a study conducted using mouse models, shows that Angiolix has been able to achieve more than 75% growth inhibition of human breast cancer growing as xenografts in mouse.

ASCO’s annual meeting is the world's premier oncology conference providing information on the latest developments in cancer treatment.  As previously announced Access and Somanta have signed a definitive merger agreement for Access to acquire Somanta as a step in the creation of a combined company with a broad cancer-focused portfolio in which Angiolix will be a major program.

Angiolix is a humanized monoclonal antibody that recognizes a migrating adhesion molecule called Lactadherin. Somanta's recent data suggests that tumor cells express Lactadherin which is a factor in the growth of tumor vasculature. Several existing or potential anti-cancer drugs (such as Avastin) seek to block tumor vascularization by blocking a signaling protein know as vascular endothelial growth factor (VEGF).  The binding of Angiolix to Lactadherin is thought to cause a VEGF-independent integrin receptor signaling cascade that blocks vascular endothelial cell proliferation. Due to its ability to neutralize Lactadherin-integrin receptor binding, Angiolix may be able to specifically target breast cancer cells and thereby cause tumor suppression by blocking the growth of tumor vasculature.

Dr. Agamemnon Epenetos, CEO of Somanta and a coauthor of the Angiolix abstract commented, “We are pleased to be presenting data on Angiolix at this year’s ASCO conference. The preclinical data shows exciting results in a widely used model of breast cancer. By targeting tumor vascularization, Angiolix has the potential to cause tumor regression and prevent recurrence of growth.”

Access Pharmaceuticals, Inc.

“On behalf of both companies we are grateful for the opportunity to present data at this year’s ASCO Conference,” added Stephen R. Seiler, Access’ President and CEO.  “Recent studies indicate that Angiolix has the potential to choke off blood flow to breast tumors, which inherently causes tumor regression."

About Access

Access Pharmaceuticals, Inc. is an emerging biopharmaceutical company that develops and commercializes propriety products for the treatment and supportive care of cancer patients. Access' products include ProLindac™, currently in Phase II clinical testing of patients with ovarian cancer and MuGard™ for the management of patients with mucositis. The Company also has other advanced drug delivery technologies including Cobalamin™-mediated targeted delivery and oral drug delivery. For additional information on Access Pharmaceuticals, please visit our website at http://www.accesspharma.com .

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities
Act of 1933, as amended, and that involve risks and uncertainties, including statements relating to the efficacy and method of action of Angiolix, the value of our products in the market, our ability to achieve clinical and commercial success, our ability to successfully develop marketed products and the ability to obtain the approvals of Somanta’s stockholders, to obtain or meet the closing conditions in the merger agreement, including applicable regulatory and tax requirements, and to otherwise complete the merger in a timely manner. These statements are subject to numerous risks, including but not limited to the risks detailed in Access’ and Somanta’s Annual Report on Form 10-KSB  and other reports filed by Access and Somanta with the Securities and Exchange Commission.

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